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                      Option to Purchase 10,000 Shares
                      --------------------------------
                   KIVUN COMPUTERS COMPANY (1988) LIMITED

                           SHARE PURCHASE OPTION
                          -----------------------
                          EFFECTIVE 23 MARCH 1993

     THIS CERTIFIES that HAIM S. CHASEMAN, I.D. No. ________ (herein called the "Holder") shall, subject to his fulfilling the provisions set out hereinafter, become entitled to purchase from KIVUN COMPUTERS COMPANY (1988) LIMITED, an Israeli corporation (hereinafter called the "Company") during the periods hereinafter specified, up to 10,000 (ten thousand) shares (the "Shares") of the Company's Ordinary Shares, NIS .01 par value, as now constituted ("Ordinary Shares") for a price in New Israel Shekels
     (NIS) equal to $0.3611 per Share. The Shares have not been registered for public trading in any market. This option is issued pursuant to an employment agreement between the Company and the Holder, and vesting of the option, as well as the exercise thereof, is subject to the terms specified herein, as follows:

     1. This option shall be deemed to have vested in the Holder with respect to 2,500 (two thousand five hundred) shares as of November 1, 1993. On November 1st of each of the next three consecutive years, commencing November 1, 1994, during which Holder has been a full-time employee of the Company, this option shall vest in the Holder with respect to an additional 2,500 (two thousand five hundred) shares until the total of 10,000 (ten thousand) shares has vested.

     2. Notwithstanding the aforesaid, if a public offering of the Company's shares is effected, all Options shall immediately vest and the Holder may exercise his rights under all Options within 60 (sixty) days of the date that the Registration Statement has become effective. After said 60 day (sixty-day) period, this Option shall lapse, and the Holder shall have no right to purchase shares hereunder.

     3. Subject to the provisions of section 2 above, the rights represented by this Option, once vested, may be exercised at any time, in whole or in part, and on more than one occasion, by (i) surrender of this Option (with one of the purchase forms at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder and (ii) payment to the Company of the exercise price for the number of Shares specified in the above mentioned purchase form together with applicable share issuance taxes, if any. This Option shall be deemed to have been exercised immediately prior to the close of business on the date the Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 3. Provided however that if the Company delays the date of exercise as provided in Paragraph 7, this Option shall be deemed to have been exercised



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          immediately prior to  the close of business  on the exercise date specified by  the Company as  provided in Paragraph  7.
          The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 (ten) days, after the rights represented by this Option shall have been so exercised.

          In the event that the Option is exercised for less than the total number of Shares that may be purchased, the Company shall return the Option to the Holder, upon surrender, with a notation of the number of Shares still available for purchase under the Option (including those not yet vested).

     4. The Company covenants and agrees that all Ordinary Shares which may be issued upon exercise hereof against payment of the above specified issue price will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that, during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of Ordinary Shares for issuance upon exercise of this Option.

     5. This Option shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6. This Option shall be governed by and construed in accordance with the laws of the State of Israel.

     7. Notwithstanding anything herein to the contrary, if the Holder elects to exercise an Option and if, at such time, the shares of the Company are publicly traded, the Company may delay the effective date of exercise if there is material information regarding the Company which should be disclosed to the Holder prior to such exercise, and such Holder will not acknowledge that he has exercised this Option without any representation of the Company as to its business, financial condition or otherwise and such information has not been disclosed to the public generally. The Company may delay such exercise until such time as counsel for the Company shall have advised the Company that such information may properly be disclosed to the public or until such time as the Board of Directors shall have determined that disclosure of such information shall not adversely affect a proposed transaction of the Company. The Company may also delay such exercise until such time as counsel for the Company shall have advised the Company that such exercise should not be permitted unless there is effective a registration statement covering the shares issuable upon exercise of the Option, in which case the exercise of the Option will be delayed until such time as the Shares issuable upon exercise of the Options shall have been included in a registration

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          statement which has become  effective. The Company shall not be liable to any Holder for any loss or expense which may result from or relate to any delay of such exercise by the Company under this paragraph 7.

     8. This Option shall not be transferred, sold, assigned, or charged ("Transferred"), except that it may be Transferred to a company in which the Holder holds at least 90% (ninety percent) of the issued and outstanding equity and voting rights both at the date of transfer and the date of exercise of the Option.

     9. In the event that the outstanding Ordinary Shares of the Company are, at any time, increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganisation, merger, consolidation, liquidation, recapitalisation, stock split, combination of shares, or stock dividends payable with respect to such Ordinary Shares, appropriate adjustments in the number and kind of such securities then subject to this Option shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Ordinary Shares subject to this Option. Such adjustment shall be made successively whenever any event listed above shall occur, and the Company will notify Holders of Options of each such adjustment.


     IN WITNESS WHEREOF, Kivun Computers Company (1988) Limited has caused this Option to be signed by its duly authorized officers under its corporate stamp effective 23 March 1993.

     KIVUN COMPUTERS COMPANY (1988) LIMITED


     (Corporate Stamp)                  By:
                                           --------------------------------

                                    Attest:
                                           --------------------------------



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                               PURCHASE FORM
                              ---------------

                (To be signed only upon exercise of Option)




     The undersigned, the Holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, shares of NIS .01 par value Ordinary Shares, and herewith makes payment of $
      therefore, and requests that the certificates for Ordinary Shares be issued in the name(s) of, and delivered to ____________ ____________________________________, whose address(es) is(are)
     _________________________________________________________________

     Dated this _____ day of __________ 199_.





     NYFS06...:\45\11045\0004\2556\OPT5316T.500